UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 6, 2015, American Equity Investment Life Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as Representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), RBC Capital Markets, LLC, in its capacity as agent (in such capacity, the “Forward Seller”) for Royal Bank of Canada (the “Forward Counterparty”), and the Forward Counterparty, with respect to the offer and sale (the “Offering”) by the Company and the Forward Counterparty (or its affiliate) of an aggregate of 8,600,000 shares of the Company’s common stock, par value $1 per share (“Common Stock”) (plus up to an additional 1,290,000 shares of Common Stock pursuant to an option granted to the Underwriters to purchase additional shares (the “Option”)), at a public offering price of $25.25 per share of Common Stock, on the terms set forth therein. In connection with the Offering, on August 6, 2015, the Company also entered into a forward sale agreement (the “First Forward Sale Agreement”) with the Forward Counterparty relating to the forward sale of an aggregate of 4,300,000 shares of Common Stock by the Company to the Forward Counterparty. As contemplated by the First Forward Sale Agreement, the Forward Counterparty (or its affiliate) will borrow from third parties and sell 4,300,000 shares of Common Stock to the Underwriters in the Offering.

On August 7, 2015, the Underwriters exercised the Option in full to purchase an additional 1,290,000 shares of Common Stock from the Forward Counterparty (or its affiliate).  In connection with such exercise, on August 11, 2015, the Company entered into an additional forward sale agreement (together with the First Forward Sale Agreement, the “Forward Sale Agreements”) with the Forward Counterparty on substantially the same terms as the First Forward Sale Agreement, relating to the forward sale of an aggregate of 1,290,000 shares of Common Stock by the Company to the Forward Counterparty.

The closing of the Offering, together with the closing of the sale of the shares to the Underwriters pursuant to the Option, occurred on August 12, 2015.  The Company issued and sold 4,300,000 shares of Common Stock pursuant to the Offering.  The issuance and sale of the 4,300,000 shares of Common Stock by the Company (shares not subject to the Forward Sale Agreements) resulted in initial net proceeds to the Company of approximately $104.2 million (after deducting fees and estimated expenses related to the Offering).  The Company intends to use the net proceeds from the offering for general corporate purposes, including contributions to the capital and surplus of its life insurance subsidiaries.  In connection with its hedge of the transactions evidenced by the Forward Sale Agreements, the Forward Counterparty (or its affiliate) borrowed from third parties and sold 5,590,000 shares of Common Stock to the Underwriters in the Offering.  The Company has not received any proceeds from the sale of the shares sold by the Forward Counterparty (or its affiliate), but will be entitled to receive payments under the Forward Sale Agreements in the future when the Company issues shares to the Forward Counterparty (or its affiliate) in settlement of the Forward Sale Agreements (subject to the Company’s ability to elect cash or net share settlement of its obligations under the Forward Sale Agreements, as described below).

The Offering was made pursuant to the prospectus supplement dated August 6, 2015 and the accompanying base prospectus dated September 28, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-184162) (the “Registration Statement”), which was initially filed with the Commission on September 28, 2012 and became effective upon filing pursuant to Rule 462(e) of the rules and regulations under the Securities Act of 1933, as amended.

The Forward Sale Agreements generally provide for settlement on one or more settlement dates specified by the Company on or prior to August 11, 2016, subject to acceleration by the Forward Counterparty upon the occurrence of certain events. On any settlement date, if the Company decides to physically settle the Forward Sale Agreements, it will issue Common Stock to the Forward Counterparty at the then-applicable forward sale price.  The forward sale price will initially be $24.303125 per share, which is the public offering price per share of Common Stock less the underwriting discount per share. The Forward Sale Agreements provide that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the Forward Sale Agreements.  The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread. The forward sale price may also be decreased if the cost to the Forward Counterparty of borrowing shares of Common Stock over a one-month period from third parties exceeds a specified amount.

Except under limited circumstances described below, the Company has the right to elect physical, cash or net share settlement under the Forward Sale Agreements. In connection with cash or net share settlement, the Forward Counterparty (or its affiliate) may purchase shares of Common Stock in open market transactions over a period of time for delivery to stock lenders in order to close its short position (after taking into account, in the case of net share settlement, the shares, if any, that the Company would be required to deliver to the Forward Counterparty) and, if applicable in connection with net share settlement, for delivery of shares to the Company. In connection with cash or net share settlement, if the price at which the Forward Counterparty (or its affiliate) purchases shares of Common Stock in the open market exceeds the applicable forward sale price, then the Company would have to, in the case of cash settlement, pay to the Forward Counterparty a cash amount equal to the difference or, in the case of net share settlement, deliver to the Forward Counterparty a number of shares of Common Stock having a market value equal to the difference. Conversely, in connection with cash or net share settlement, if the price at which the Forward Counterparty (or its affiliate) purchases shares of Common Stock in the open market is less than the applicable forward sale price, then the Forward Counterparty would have to, in the case of cash settlement, pay to the Company a cash amount equal to the difference or, in the case of net share settlement, deliver to the Company a number of shares of Common Stock having a market value equal to the difference.  Purchases of the Company’s Common Stock in open market transactions by the Forward Counterparty or its affiliate in connection with cash settlement or net share settlement could increase the trading price of the Company’s Common Stock. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, the Company would owe, if any, to the Forward Counterparty upon settlement of the Forward Sale Agreements.

The Forward Counterparty will have the right to accelerate the Forward Sale Agreements (with respect to all or any portion of the transaction under the Forward Sale Agreements that the Forward Counterparty determines is affected by such event) and require the Company to physically settle on a date specified by the Forward Counterparty if (1) the Forward Counterparty (or its affiliate), in its commercially reasonable judgment, either (i) is unable to hedge its exposure under the Forward Sale Agreements because of the lack of sufficient shares of Common Stock being made available for borrowing by lenders or (ii) would incur a cost to borrow shares of Common Stock to hedge its exposure under the Forward Sale Agreements that exceeds a specified threshold; (2) the Company declares any distribution, issue or dividend on its Common Stock with a record date occurring during the term of the Forward Sale Agreements and payable in either (i) cash in excess of a specified amount, (ii) securities of another company acquired or owned by the Company as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than its Common Stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the Forward Counterparty; (3) certain ownership thresholds applicable to the Forward Counterparty are exceeded; (4) certain “Events of Default” or “Termination Events” (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by the Company under the Forward Sale Agreements or certain bankruptcy or insolvency events relating to the Company; or (5) an event is announced that, if consummated, would result in an “Extraordinary Event” (as defined in the Forward Sale Agreements), including, among other things, certain mergers and tender offers, a change in law and certain events involving the Company’s nationalization or the delisting of Common Stock, or the Forward Counterparty otherwise has the right to terminate the Forward Sale Agreements as a result of an Extraordinary Event.

A decision by the Forward Counterparty to accelerate settlement of any Forward Sale Agreement would be made regardless of the Company’s interests, including its need for capital, and could result in dilution to the Company’s earnings per share and return on equity.

The Underwriters, the Forward Counterparty and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company and its affiliates from time-to-time for which they have received customary fees and reimbursement of expenses and may, from time-to-time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

The above summary of the Underwriting Agreement and Forward Sale Agreements does not purport to be complete and is qualified in its entirety by the Underwriting Agreement and Forward Sale Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 1.1 and Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein. A copy of the opinion of William R. Kunkel, the Company’s Executive Vice President and General Counsel, relating to the legality of the issuance of the shares of Common Stock is attached to this Current Report on Form 8-K as Exhibit 5.1.

This Current Report on Form 8-K is being filed for the purpose of filing Exhibit 1.1, Exhibit 5.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of August 6, 2015, among American Equity Investment Life Holding Company, RBC Capital Markets, LLC and J.P. Morgan Securities LLC as Representatives of the several Underwriters named therein, RBC Capital Markets, LLC, in its capacity as agent for Royal Bank of Canada, and Royal Bank of Canada.

5.1	Opinion of William R. Kunkel, the Company’s Executive Vice President and General Counsel, as to validity of the shares.

10.1	Confirmation, dated as of August 6, 2015, by and between American Equity Investment Life Holding Company and RBC Capital Markets, LLC, as agent for Royal Bank of Canada.

10.2	Confirmation, dated as of August 11, 2015, by and between American Equity Investment Life Holding Company and RBC Capital Markets, LLC, as agent for Royal Bank of Canada.

23.1	Consent of William R. Kunkel, the Company’s Executive Vice President and General Counsel (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: August 12, 2015	By:	/s/ John M. Matovina
		Name:	John M. Matovina
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated as of August 6, 2015, among American Equity Investment Life Holding Company, RBC Capital Markets, LLC and J.P. Morgan Securities LLC as Representatives of the several Underwriters named therein, RBC Capital Markets, LLC, in its capacity as agent for Royal Bank of Canada, and Royal Bank of Canada.

5.1	Opinion of William R. Kunkel, the Company’s Executive Vice President and General Counsel, as to validity of the shares.

10.1	Confirmation, dated as of August 6, 2015, by and between American Equity Investment Life Holding Company and RBC Capital Markets, LLC, as agent for Royal Bank of Canada.

10.2	Confirmation, dated as of August 11, 2015, by and between American Equity Investment Life Holding Company and RBC Capital Markets, LLC, as agent for Royal Bank of Canada.

23.1	Consent of William R. Kunkel, the Company’s Executive Vice President and General Counsel (included in Exhibit 5.1).